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                                           EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective
Amendment No. 3 to the Registration Statement on Form
S-1 (Nos. 333-43041 and 333-43043) of our reports dated
January 26, 2001 relating to financial statement of World Monitor Trust -- Series B and Series C, and our reports dated February 16, 2001 and January 26, 2001 relating to the statements of financial condition of Prudential Securities Futures Management, Inc. and of
Diversified Futures Trust I, respectively, which reports appear in the Registration Statement. We also consent to the reference to our firm under the heading
"Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

New York, New York
March 28, 2001